Exhibit (c)(4)

C O N F I D E N T I A L

2 7 A U G U S T 2 0 1 2

M A N A G E M E N T P R O J E C T I O N S

Project Promise

DRAFT

Management Projections

(RMB in million, except per share data)

	Fiscal Year Ending December 31									2011-2017	2012-2017
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E	CAGR	CAGR
Revenue											
Baquting	264.5	297.4	272.9	270.0	282.2	310.4	341.4	375.5	413.1	*7.2%*	*8.9%*
Kaitong	-	-	4.7	11.7	13.5	15.5	17.8	20.5	23.6	*30.7%*	*15.0%*
Alpha Lipoic Acid	-	-	-	2.9	3.3	3.8	4.4	5.1	5.8	*N/A*	*15.0%*
Other	18.4	18.4	10.6	10.0	10.0	10.0	10.0	10.0	10.0	*(1.0)%*	*0.0%*
Total Revenue	**282.9**	**315.8**	**288.3**	**294.6**	**309.0**	**339.7**	**373.7**	**411.1**	**452.5**	*7.8%*	*9.0%*
% growth (Y-o-Y)	*25.5%*	*11.6%*	*(8.7)%*	*2.2%*	*4.9%*	*9.9%*	*10.0%*	*10.0%*	*10.1%*		
Gross Profit	**247.3**	**278.5**	**249.8**	**254.7**	**265.2**	**291.8**	**321.0**	**353.3**	**388.9**	*7.7%*	*8.8%*
% margin	*87.4%*	*88.2%*	*86.7%*	*86.4%*	*85.8%*	*85.9%*	*85.9%*	*85.9%*	*85.9%*		
Total Operating Expenses	**(166.4)**	**(212.6)**	**(231.2)**	**(216.8)**	**(227.0)**	**(251.6)**	**(274.3)**	**(299.0)**	**(325.8)**	*5.9%*	*8.5%*
% of revenue	*58.8%*	*67.3%*	*80.2%*	*73.6%*	*73.5%*	*74.1%*	*73.4%*	*72.7%*	*72.0%*		
EBIT	**80.9**	**65.9**	**18.7**	**37.9**	**38.2**	**40.1**	**46.7**	**54.3**	**63.1**	*22.5%*	*10.7%*
% margin	*28.6%*	*20.9%*	*6.5%*	*12.9%*	*12.4%*	*11.8%*	*12.5%*	*13.2%*	*13.9%*		
Net Income	**65.1**	**46.1**	**(14.0)**	**30.2**	**30.4**	**32.0**	**37.2**	**43.2**	**50.2**	*N/M*	*10.7%*
% margin	*23.0%*	*14.6%*	*(4.9)%*	*10.2%*	*9.9%*	*9.4%*	*9.9%*	*10.5%*	*11.1%*		
Memo:											
EBITDA	**92.6**	**79.4**	**34.3**	**54.0**	**54.4**	**63.8**	**72.4**	**82.0**	**91.2**	*17.7%*	*11.0%*
% margin	*32.7%*	*25.1%*	*11.9%*	*18.3%*	*17.6%*	*18.8%*	*19.4%*	*19.9%*	*20.2%*		
% growth (Y-o-Y)		*(14.2)%*	*(56.8)%*	*57.4%*	*0.6%*	*17.4%*	*13.4%*	*13.3%*	*11.2%*		
Additional Cash Flow Items											
Change in Working Capital	(80.5)	(97.0)	60.7	43.5	(7.6)	(14.7)	(16.3)	(18.0)	(19.9)		
% of Change in Revenue		*295.0%*	*220.4%*	*(683.0)%*	*53.3%*	*47.8%*	*48.0%*	*48.0%*	*48.1%*		
% EBITDA	*87.0%*	*122.1%*	*(176.7)%*	*(80.5)%*	*14.1%*	*23.0%*	*22.5%*	*21.9%*	*21.8%*		
Capital Expenditures	(32.9)	(52.9)	(60.1)	(61.5)	(20.0)	(20.0)	(20.0)	(20.0)	(20.0)		
% Revenue	*11.6%*	*16.8%*	*20.8%*	*20.9%*	*6.5%*	*5.9%*	*5.4%*	*4.9%*	*4.4%*		
% EBITDA	*35.5%*	*66.6%*	*175.0%*	*113.9%*	*36.8%*	*31.3%*	*27.6%*	*24.4%*	*21.9%*		

1 | LAZARD HOULIHAN LOKEY

Source: Promise management team

DRAFT

Summary of Key Assumptions

		KEY ASSUMPTIONS	MANAGEMENT COMMENT
REVENUE	BAQUTING	■ **Sales volume:** 16.2 million units in 2012E, growing at 10% per annum 2013-2017E ■ **Channel mix by volume:** c.26% high-price vs. c.74% low-price for 2012-2017E ■ **Unit sales price:** RMB30/RMB12 for high/low-price channel, respectively, for 2012E ■ **Gross margin:** c.89% for 2012-2017E ■ **Sales & marketing spend:** 50% of product revenue for 2012-2017E	■ Baquting is a sustainable product, steadily growing in a competitive market but should maintain its leading position ■ Channel mix by volume was c.32% high-price vs. c.68% low-price for 2011. Expect increased reliance on third-party marketing agents (low-price channel) ■ Unit sales prices for high/low-price channels have been stable at around RMB30/RMB12 for the last three years. Expect NDRC to advocate mild price cut in 2013E
	KAITONG	■ **Sales volume:** 400,000 units in 2012E, growing at 15% per annum 2013-2017E ■ **Unit sales price:** RMB29.3 for 2012E; Expect stable prices for 2013-2017E ■ **Gross margin:** c.59% for 2012-2017E ■ **Sales & marketing spend:** 65% of product revenue for 2012E, dropping to 60% for 2013E and 50% for 2014-2017E	■ Growth consistent with long-term China healthcare market growth ■ Kaitong was formally launched in 2011 and generated less than RMB5 million revenue ■ New product in China typically needs 3 years to mature ■ Management is assessing impairment of relevant in-licensing/prepayment cost
	ALPHA LIPOIC ACID (QIDU YIKANG)	■ **Sales volume:** 100,000 boxes in 2012E, growing at 15% per annum 2013-2017E ■ **Unit sales price:** RMB29 for 2012E; Expect stable prices for 2013-2017E ■ **Gross margin:** c.65% for 2012-2017E ■ **Sales & marketing spend:** 65% of product revenue for 2012-2013E, dropping to 50% for 2014-2017E	■ Growth consistent with long-term China healthcare market growth ■ Alpha Lipoic Acid was formally launched this year. New product in China typically needs 3 years to mature ■ Management is assessing potential impairment of relevant in-licensing/prepayment cost
	DIANATAL/ CLOPIDOGREL	■ Excluded from the management projections	■ Significant uncertainty around SFDA approval ■ Unsuccessful launch of Dianatal in Hong Kong ■ Management is assessing impairment of relevant in-licensing/prepayment cost
	OTHER	■ Expects RMB10 million revenue per annum for 2012-2017E	■ Other revenue, consisted of a portfolio of non-major products, dropped to RMB10.6 million in 2011

Source: Promise management team
Note: Management projections exclude non-operational and non-recurrent items

2 | LAZARD HOULIHAN LOKEY

DRAFT

Summary of Key Assumptions (cont’d)

KEY ASSUMPTIONS MANAGEMENT COMMENT

GENERAL & „ 17.5% of revenue in 2012E, growing at 5% per „ In-line with long-term China CPI growth

ADMIN annum for 2013-2017E

OPERATING „ 5.5% of revenue in 2012E, growing at 5% per annum „ In-line with long-term China CPI growth

RESEARCH &

EXPENSES & for 2013-2017E

TAX DEVELOPMENT

„ c.20% effective tax rate for 2012-2017E

TAX

„ Additional capex of RMB61.5 million in 2012E for „ Penglai new plant is expected to be operational from the construction of Penglai new plant (blended useful 2014E

CAPEX life of c.18 years)

„ Maintenance capex of RMB20m for 2013-2017E

CAPEX &(useful life of c.10 years)

CASH FLOW

„ Further improvement in receivable turnover days in „ The combined carrying value of accounts and bills

WORKING 2012 receivables reduced further to c.RMB112 million (as of

CAPITAL „ 2-4% of revenue for 2013-2017E end-June 2012) from c. RMB170 million (as of end-

December 2011)

Source: Promise management team

Note: Management projections exclude non-operational and non-recurrent items

DRAFT

Financial Results – Quarterly Trending

(RMB in million, except per share data)

	FY2010A				FY2010A	FY2011A				FY2011A	FY2012A		FY2012E[5]
	Q1	Q2	Q3	Q4		Q1	Q2	Q3	Q4		Q1	Q2	
Revenue	69.7	82.4	84.3	79.3	315.8	64.5	79.5	87.2	57.0	288.3	60.3	72.9	294.6
Gross Profit	62.4	73.2	73.0	70.0	278.5	56.3	70.9	75.5	47.2	249.8	52.1	64.2	254.7
EBITDA [4]	24.7	27.4	19.7	7.6	79.4	21.4	24.5	20.9	(12.3) [1]	54.5 [1]	5.2	21.1 [3]	54.0
Net Income	17.1	19.4	9.3	0.3	46.1	10.9	14.2	7.6	(2.7) [2]	30.0 [2]	0.7	13.9 [3]	30.2
Margin													
Gross Profit	89.5%	88.8%	86.5%	88.2%	88.2%	87.2%	89.2%	86.6%	82.7%	86.7%	86.5%	88.1%	86.4%
EBITDA	35.4%	33.3%	23.4%	9.6%	25.1%	33.2%	30.8%	23.9%	(21.5%)	18.9%	8.7%	28.9%	18.3%
Net Income	24.5%	23.5%	11.0%	0.4%	14.6%	16.9%	17.8%	8.7%	(4.8%)	10.4%	1.2%	19.1%	10.2%
Growth (YoY Growth)													
Revenue						(7.5%)	(3.5%)	3.5%	(28.1%)	(8.7%)	(6.6%)	(8.3%)	2.2%
Gross Profit						(9.8%)	(3.1%)	3.5%	(32.6%)	(10.3%)	(7.3%)	(9.4%)	1.9%
EBITDA						(13.4%)	(10.6%)	6.0%	N/M	(31.3%)	(75.5%)	(14.0%)	(0.9%)
Net Income						(36.0%)	(27.0%)	(18.2%)	N/M	(34.9%)	(93.6%)	(2.0%)	0.6%
Growth (QoQ Growth)													
Revenue		18.2%	2.3%	(5.9%)		(18.7%)	23.2%	9.8%	(34.6%)		5.7%	20.9%	
Gross Profit		17.3%	(0.3%)	(4.1%)		(19.6%)	26.0%	6.6%	(37.6%)		10.5%	23.2%	
EBITDA		11.1%	(28.2%)	(61.5%)		182.4%	14.6%	(14.8%)	N/M		N/M	303.1%	
Net Income		13.7%	(52.0%)	(97.0%)		N/M	29.6%	(46.3%)	N/M		N/M	N/M	

Note:
(1) Adjustments for non-recurring items including a) allowance for non-trade receivables and b) non-operational charge related to exploration of strategic alternatives
(2) Adjustments for non-recurring items including a) allowance for non-trade receivables, b) non-operational charge related to exploration of strategic alternatives, c) settlement of certain lease obligations, d) tax on change of valuation allowance and donation income upon termination of the VIE Agreements
(3) Adjustments for expenses related to the going-private transaction
(4) Where applicable, quarterly depreciations & amortizations are assumed to be one-fourth of the full-year amount or one-half of the half-yearly amount as disclosed
(5) Management projections (Source: Promise management team)

4 | LAZARD HOULIHAN LOKEY

Appendix

DRAFT

Management Projections (US$)

(US$ in million, except per share data; US$1 = RMB6.36)

	Fiscal Year Ending December 31									2011-2017	2012-2017
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E	CAGR	CAGR
Revenue											
Baquting	41.6	46.7	42.9	42.4	44.3	48.8	53.6	59.0	64.9	*7.2%*	*8.9%*
Kaitong	-	-	0.7	1.8	2.1	2.4	2.8	3.2	3.7	*30.7%*	*15.0%*
Alpha Lipoic Acid	-	-	-	0.5	0.5	0.6	0.7	0.8	0.9	*N/A*	*15.0%*
Other	2.9	2.9	1.7	1.6	1.6	1.6	1.6	1.6	1.6	*(1.0)%*	*0.0%*
Total Revenue	**44.5**	**49.6**	**45.3**	**46.3**	**48.5**	**53.4**	**58.7**	**64.6**	**71.1**	*7.8%*	*9.0%*
% growth (Y-o-Y)	*25.5%*	*11.6%*	*(8.7)%*	*2.2%*	*4.9%*	*9.9%*	*10.0%*	*10.0%*	*10.1%*		
Gross Profit	**38.9**	**43.8**	**39.3**	**40.0**	**41.7**	**45.8**	**50.4**	**55.5**	**61.1**	*7.7%*	*8.8%*
% margin	*87.4%*	*88.2%*	*86.7%*	*86.4%*	*85.8%*	*85.9%*	*85.9%*	*85.9%*	*85.9%*		
Total Operating Expenses	**(26.1)**	**(33.4)**	**(36.3)**	**(34.1)**	**(35.7)**	**(39.5)**	**(43.1)**	**(47.0)**	**(51.2)**	*5.9%*	*8.5%*
% of revenue	*58.8%*	*67.3%*	*80.2%*	*73.6%*	*73.5%*	*74.1%*	*73.4%*	*72.7%*	*72.0%*		
EBIT	**12.7**	**10.4**	**2.9**	**6.0**	**6.0**	**6.3**	**7.3**	**8.5**	**9.9**	*22.5%*	*10.7%*
% margin	*28.6%*	*20.9%*	*6.5%*	*12.9%*	*12.4%*	*11.8%*	*12.5%*	*13.2%*	*13.9%*		
Net Income	**10.2**	**7.2**	**(2.2)**	**4.7**	**4.8**	**5.0**	**5.8**	**6.8**	**7.9**	*N/M*	*10.7%*
% margin	*23.0%*	*14.6%*	*(4.9)%*	*10.2%*	*9.9%*	*9.4%*	*9.9%*	*10.5%*	*11.1%*		
Memo:											
EBITDA	**14.5**	**12.5**	**5.4**	**8.5**	**8.5**	**10.0**	**11.4**	**12.9**	**14.3**	*17.7%*	*11.0%*
% margin	*32.7%*	*25.1%*	*11.9%*	*18.3%*	*17.6%*	*18.8%*	*19.4%*	*19.9%*	*20.2%*		
% growth (Y-o-Y)		*(14.2)%*	*(56.8)%*	*57.4%*	*0.6%*	*17.4%*	*13.4%*	*13.3%*	*11.2%*		
Additional Cash Flow Items											
Change in Working Capital	(12.7)	(15.2)	9.5	6.8	(1.2)	(2.3)	(2.6)	(2.8)	(3.1)		
% of Change in Revenue		*295.0%*	*220.4%*	*(683.0)%*	*53.3%*	*47.8%*	*48.0%*	*48.0%*	*48.1%*		
% EBITDA	*87.0%*	*122.1%*	*(176.7)%*	*(80.5)%*	*14.1%*	*23.0%*	*22.5%*	*21.9%*	*21.8%*		
Capital Expenditures	(5.2)	(8.3)	(9.4)	(9.7)	(3.1)	(3.1)	(3.1)	(3.1)	(3.1)		
% Revenue	*11.6%*	*16.8%*	*20.8%*	*20.9%*	*6.5%*	*5.9%*	*5.4%*	*4.9%*	*4.4%*		
% EBITDA	*35.5%*	*66.6%*	*175.0%*	*113.9%*	*36.8%*	*31.3%*	*27.6%*	*24.4%*	*21.9%*		

5 | LAZARD

HOULIHAN LOKEY

Source: Promise management team

CONFIDENTIA L

PROJECT P R O M I S E

Disclaimer

This document has been prepared by Lazard & Houlihan Lokey primarily based upon internal projections prepared by Promise management, as well as on other information provided to it and/or r publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts with respect to anticipated future performance. The information contained herein should be considered as preliminary and indicative and does not purport to contain all the information that the recipient may desire. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of any entity, or concerning solvency or fair value of any entity. To the fullest extent permitted by law, Lazard & Houlihan Lokey disclaim any responsibility for the information herein and for any omissions from such information or for any reliance that the recipient or any third party may seek to place upon such information. No representation, warranty or guarantee, express or implied, is made as to the accuracy, completeness, currency or reliability of the information herein, or any associated written or oral statement. In particular, with respect to financial projections, wehaveassumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to future financial performance. We assume no responsibility for and express no view as to such projections or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. While any subsequent changes in the circumstances may affect the information herein, we assume no responsibility to update or supplement the information set forth herein. These mate erials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard & Houlihan Lokey. These materials shall not be used for any purpose other than that for which they were provided.

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